Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 9, 2013, except for Note 14, “Subsequent Events,” as to which the date is November 14, 2013, relating to the financial statements of KineMed, Inc. which appear in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California

November 14, 2013